ELIZABETH ARDEN, INC.

2005 Management Bonus Plan

            1.    Purpose.    The Elizabeth Arden, Inc. 2005 Management Bonus Plan (the "Plan") is intended to provide cash incentives which will attract, retain and motivate highly competent persons as executive officers of Elizabeth Arden, Inc. (the "Company") and its subsidiaries and affiliates, on the basis of performance goals established for them under the Plan and to ensure that cash bonus payments ("Bonus") are in accordance with the arrangements established by the Committee (as defined in Section 4). Bonuses paid under the Plan are intended to be exempt from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

            2.    Authority to Establish Performance Goals and Bonuses

                       (a)        The Committee will have the authority to establish for a Participant (as defined in Section 5), performance goals, and the formulas for calculating a Participant's Bonus on the basis of such performance goals or criteria established under or pursuant to the Plan (each a "Bonus Formula"), for any fiscal year of the Company, or for a period which is shorter or longer than a single fiscal year (the "Fiscal Period"). The performance goals may be based on business criteria that apply to one or more business units of the Company that Participant is involved in or the Company as a whole (the "Company Criteria"), and may be a single goal or a range with a minimum goal up to a maximum goal, with corresponding increases in the Bonus up to the maximum award set by the Committee and as may be limited by this Plan.

                       The Company Criteria shall be as follows, individually or in combination: (i) the attainment of certain target levels of, or a specified increase in, the Company's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company's after-tax or pre-tax profits including, without limitation, that are attributable to the Company's continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company's operational cash flow or working capital, or a component thereof including, without limitation, inventory and accounts receivable; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company's operational costs and other expense targets, or a component thereof or planning or forecasting accuracy; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company's long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company's continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company's net sales, revenues, market share, operating margin, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company's return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company's after-tax or pre-tax return on shareholders equity or total return to shareholders; (x) the attainment of certain target levels in the fair market value of the Company's Common Stock, par value $.01 per share (the "Common Stock"); (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and (xii) the attainment of certain target levels of, or a specified increase in EBITDA (net income plus the provision for income taxes (or net loss less the benefit from income taxes), plus interest expense, plus depreciation and amortization expense). In addition, Company Criteria may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing Company Criteria. The Committee may disregard, at its discretion, the effect of one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and acquisitions or divestitures.

                       (b)        The performance goals and Bonus Formula for the Company Criteria shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Bonus Formula relates (provided that the outcome is substantially uncertain at the time the Committee actually establishes the Bonus Formula, and provided, further, that the Bonus Formula is not established after 25% or more of the period of service (as determined in good faith at the time the Bonus Formula is established) has elapsed. The Bonus to which this Plan relates may not be the exclusive bonus awarded to the Participants, as Participants may also receive a cash bonus based on goals that relate to individual criteria for a Participant under a different plan that is not issued under an exemption from the limitations of Section 162(m) of the Code.

                       (c)        Each Participant will be assigned maximum and threshold award levels of the Bonus. Maximum award level represents the maximum amount of the Bonus that may be paid to a Participant for a Fiscal Period of the Company. Threshold award level represents the minimum level that must be achieved before a Bonus will be paid to a Participant under the Plan. Performance below threshold level will earn no Bonus under the Plan. Each Participant's maximum Bonus will be 200% of his or her base salary. Under no circumstances will any Participant be paid a Bonus exceeding U.S. $3 million for any fiscal year of the Company.

                       (d)        When the Committee establishes a performance goal and Bonus Formula for a Participant, the Committee may provide (i) that the Bonus will be paid in a single lump sum or that the Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Participant ceases to be employed by the Company before the Bonus is paid in full.

            3.    Review of Payment of Bonuses.     Promptly after the end of the applicable Fiscal Period , the management of the Company will present to the Committee a list showing with regard to each Participant who has become eligible for consideration of a Bonus with regard to that Fiscal Period (i) the performance goal or Bonus Formula with regard to that Fiscal Period, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Participant's Bonus Formula, and (iii) the Bonus, if any, to which the Participant is entitled with regard to the Fiscal Period. No Bonus may be paid to a Participant with regard to a Fiscal Period until the Committee certifies that the Bonus with regard to that Participant shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Participant with regard to the Fiscal Period.

            4.    Administration

                        (a)    The Plan will be administered by the committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members (which may be the Compensation Committee of the Board) and shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under the Code and (iii) "independent directors" as defined under the applicable rules of the Nasdaq Stock Market or the Securities and Exchange Commission ("SEC"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Bonus Formula established hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

                        (b)    To the extent permitted by law, the Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

            5.    Participants.     Participants will be limited to those executive officers of the Company or its subsidiaries or affiliates as the Committee, in its sole discretion, determines to be important or responsible for contributing to the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Bonuses under the Plan (the "Participants"). Designation of a Participant in any year shall not require the Committee to designate such person to receive a Bonus in any other year or, once designated, to receive the same type or amount of Bonus as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Bonuses.

            6.    No Rights to Continued Employment.     Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any Participant a right to continue to be an officer or employee of the Company or its subsidiaries or affiliates or in any other way affect the right of the Company or its subsidiaries or affiliates to terminate the position or employment of any officer or employee at any time.

            7.    Effective Date.     The Plan shall be effective as of August 10, 2005, the date on which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the shareholders of the Company at an annual meeting, or special meeting of shareholders of the Company within 12 months of the Effective Date, and such approval of shareholders shall be a condition to the right of a Participant to receive a Bonus under this Plan. Performance goals and Bonus Formulas may be established prior to the time the shareholders of the Company approve this Plan; however, no Bonuses will be paid under this Plan unless it is approved by the shareholders of the Company. This Plan shall terminate on the fifth anniversary of the Effective Date (unless sooner terminated by the Committee).

            8.    Amendments of the Plan.     The Committee may, with the approval of the Board, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses under the Plan may be based, alters the maximum Bonus which may be paid to a Participant with regard to the Fiscal Period, or otherwise materially changes the Plan, unless the amendment is approved by the shareholders of the Company. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for a Participant under the Plan, or affect any Participant's right to receive a Bonus which has been earned as a result of a performance goal or Bonus Formula established for the Participant under the Plan, before the amendment, unless the Participant consents to the change.

            9.    Termination of the Plan.     The Plan may be terminated at any time by the Committee, with the approval of the Board. Termination of the Plan will not, however, affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Participant to receive payments of a Bonus based on such goal or Bonus Formula.

            10.   Unfunded Plan.     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

            11.   Foreign Laws.     The Committee may award a Bonus to Participants who are subject to the tax laws of nations other than the United States, which Bonus may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws or avoid unfavorable tax treatment to a Participant. The Committee may take any action that it deems advisable to obtain approval of such Bonus by the appropriate foreign governmental entity; provided, however, that no such Bonus may be paid pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

            12.   Governing Law.     This Plan, Bonuses granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable Florida principles of conflict of laws).

            13.   Compliance With Code Section 409A.    The Plan is intended to comply with Code Section 409A, to the extent applicable. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Bonuses granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Code Section 409A and the regulations promulgated thereunder.

               Amended January 30, 2008.